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                                                                    Exhibit 10.4











                           PLATFORM CONSTRUCTION AGREEMENT

     This Agreement including the Exhibits attached hereto which are incorporated by reference herein and made a part hereof (hereinafter referred to as this "Contract"), entered into on the 5th day of August, 1997, by and between CHILES OFFSHORE LLC, a limited liability company organized under the laws of the State of Delaware (hereinafter referred to as "Buyer") and AMFELS, INC., a corporation organized under the laws of the State of Texas (hereinafter referred to as "Seller");

                                    WITNESSETH:


1.   Description of Platform.


     (a) Seller hereby agrees with Buyer to commence the construction of, at Seller's shipyard at Brownsville, Texas ("Seller's Yard), to prosecute in accordance with good shipyard practice to completion, and to deliver to Buyer by September 10, 1999 (such date as the same may be extended under the terms of this Agreement is referred to herein as the "Scheduled Delivery Date"), at Seller's Yard a mobile, self-contained and elevating platform, being Seller's Yard No. P179, in accordance with (i) Seller's specifications No. 9701 Revision 2 therefor, dated May 21, 1997 and all related drawings, plans and data, whether now or hereafter prepared by Seller (hereinafter referred to collectively as the "Specifications"), the said Specifications having been (or shall be in instances where specifications, drawings, plans, and data are hereafter prepared) initialed by Seller and Buyer as evidence of the accuracy thereof and being (and to be) hereby incorporated by reference as part of this Agreement and (ii) the certain rules of the American Bureau of Shipping (hereinafter referred to as the "ABS"); Rules for Building and Classing Offshore Mobile Drilling Units, 1996, Part 3, Hull Construction and Equipment, Sections 1 through 10 which were in effect and enforced against Seller by the ABS on April 1, 1997 and which are specified and limited in Part I of the Specifications. For purposes of this Agreement, the mobile, self-contained, and elevating platform be constructed and delivered to Buyer in accordance herewith shall be referred to as the "Platform". Buyer hereby agrees with Seller to purchase the Platform from Seller, and to pay Seller for same, all in accordance with the provisions of this Agreement.

     (b) If any conflict or inconsistency shall arise between this Agreement and the Specifications, this Agreement shall prevail. Similarly, if any conflict or inconsistency shall arise between the written Specifications and the Specification drawings, the written Specifications shall prevail. In the event of a dispute as to conformity with ABS classification requirements, the decision of the ABS shall be final.

     (c) Notwithstanding anything in this Agreement to the contrary, it is expressly understood that the obligations of Seller under this Agreement are subject to and conditioned upon the full and timely performance by Seller's Licensor LeTourneau, Inc. ("LeTourneau'') of its covenants, agreements, and undertakings and fulfillment of all subjects and conditions under that certain License Agreement and Kit Construction Agreement between Seller and LeTourneau dated August 1, 1997 (collectively the "LeTourneau Agreements"), copies of which have been provided to Buyer. Seller shall have no liability of any nature whatsoever, including damages (whether direct, incidental, consequential, special, or otherwise) to Buyer if LeTourneau is unable to or otherwise fails or refuses to fully and timely perform all of its covenants, agreements, and undertakings under the LeTourneau Agreements or if all subjects and conditions under the LeTourneau Agreements are not fully and timely met. As used in this Agreement, "Package" and "Equipment" shall have the meanings set forth in the LeTourneau Agreements. In the event LeTourneau is unable to or otherwise fails or refuses to fully and timely perform all of its covenants, agreements, and undertakings under the LeTourneau Agreements or if all subjects and conditions under the LeTourneau Agreements are not fully and timely met and as a result thereof Seller is delayed in the construction of the Platform for ninety (90) days, Seller and Buyer shall each have the right to terminate this Agreement without further liability of either party to the other except that Seller shall retain all progress payments made pursuant to Paragraph 2(b) hereinbelow and shall be paid by Buyer for the price for that portion of the Platform then constructed for which progress payments have not yet been made and all work in process (including profit on all to Seller).

     (d) In the event that any of the equipment or materials required to be furnished by Seller in the performance of the work under this Agreement cannot be timely procured or are in short supply, Seller may supply other materials and equipment complying with the requirements of this Agreement and the Specifications.

2.   Contract Price.

     (a) As consideration for Seller's construction of the Platform in accordance with the terms of this Agreement, Buyer agrees to pay Seller the sum of U.S. Dollars Sixty Two Million Four Hundred Thousand, ($62, 400,000.00) subject to adjustment as provided in this Agreement including Exhibit "A" hereto (hereinafter referred to as the "Contract Price") at Seller's office at Brownsville, Texas or at such other place as Seller may from time to time designate in writing to Buyer.

     (b) The Contract Price shall be paid by Buyer to Seller in installments as provided in Exhibit "A" attached to and made a part of this Agreement. Wire transfer shall be made to Seller's account at Texas Commerce Bank as follows:

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                       Texas Commerce Bank, Rio Grande Valley
                               1034 E. Levede Street
                              Brownsville, Texas 78520
                                Officer: Irv Downing
                             ACCOUNT NUMBER 6700278275
                                ABA NUMBER113000609

     (c) Seller shall submit to Buyer invoices at least five (5) working days prior to the date any payment is due under this Agreement.

     (d) Any agreed lump sum change order (other than proposed Change Order No. 1 dealing with the matters described in Exhibit B attached hereto which shall be paid as agreed by the parties hereto) shall be paid 50% of the change order value upon confirmation of change order and the balance of 50% on the last scheduled installment as stipulated subparagraph (b) above. For change orders performed on time and material basis, payments shall be made monthly based upon percentage of completion of the change.

     (e) All costs for ABS approvals for the Platform are for the Seller's account with the exception of Buyer furnished equipment and materials.

     (f) Prior to delivery of the Platform, the Seller shall furnish evidence satisfactory to the Buyer showing that no liens, claims, security interests or rights in rem of any kind have been or can be acquired against the Platform by, through, or under Seller.

     (g) All progress payments, payments for change orders, and other sums owing by Buyer to Seller under this Agreement must be paid in full at the time of delivery of the Platform under this Agreement and in any event prior to departure of the Platform from Seller's Yard. If Buyer disputes in good faith any sums claimed by Seller under or in connection with this Agreement, Buyer shall provide to Seller a corporate surety bond from a first class U.S. surety acceptable to Seller in a form reasonable satisfactory to Seller. Such bond shall be in an amount equal to 150% of the disputed sum. The bond must be executed and delivered to Seller at the time of delivery of the Platform under this Agreement and in any event prior to departure of the Platform from Seller's Yard.

     (h) All amounts owing to Seller by Buyer hereunder shall bear interest at the lesser of the highest lawful rate or the rate of eighteen percent (18%) per annum from the date notice of failure to pay is received by Buyer and Buyer fails to pay same within thirty (30) days until paid in full.

3.   [Intentionally Omitted]

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4.   Representatives and Progress of Platform.

     (a) Seller will furnish office space and parking facilities at the Yard for Buyer's authorized representatives (the "Representative"), who will have complete and unrestricted access to the Yard of Seller, or its subcontractors, where the Platform under this Agreement is being constructed. The office provided to Buyer will have telephone, telefax, and duplicating facilities. Costs for long distance telephone calls, telefaxes, and duplication will be for Buyer's account. Such authorized Representatives shall have the right to make inspection of workmanship, material, equipment and supplies as the construction of the Platform progresses and shall notify Seller in writing of any deficiencies noted therein, and Seller will then take such steps as are necessary to correct such deficiencies. Seller shall give notice to Buyer and its Representative at least forty-eight (48) hours in advance of the date and place of all tests, trials, and inspections. Inspections shall be made so as not to impede the progress of the construction of the Platform and if defective or non-conforming workmanship or material is rejected, rejection shall be made promptly in order that Seller may minimize the expense and disruption of construction. In the event Buyer's Representative shall fail to be present at any properly notified test, trial, or inspection, the results thereof shall be binding on Buyer. Buyer shall ensure that its Representative shall not in performing their inspections obstruct the construction schedule for the Platform. If Buyer's Representative fails to promptly submit to Seller notification of any non-conforming work discovered by Buyer's Representative, Buyer shall be deemed to have approved such item and Buyer shall be precluded from making demand for correction of such item, refusing to accept tender of delivery of the Platform, or claiming such item as a warranty defect under Seller's warranty set forth in Section 11 herein below.

     (b) In all working hours during the construction of the Platform until delivery thereof, the Representative and all assistants of the Representative shall be given free and ready access to the Platform and to any other place where construction of the Platform is being done or materials are being processed or stored in connection with the construction of the Platform, including the yards, workshops, stores and offices of Seller, and the premises of subcontractors of Seller who are doing work for the Platform or storing materials at such premises in connection with the Platform's construction.

     (c) Seller shall appoint a project manager who shall be the direct interface with the Buyer's-Representative, with full authority to act for Seller under this Agreement.

     (d) If any difference in opinion between parties hereto shall arise during the construction of the Platform concerning technical matters in respect of the materials and workmanship covered by the ABS rules, such difference in opinion shall be referred to ABS whose opinion thereof shall be final and binding upon both parties.

     (e) Within thirty (30) days of the date of this Agreement the Seller shall deliver to the Buyer a key event production schedule (the "Production Schedule") showing planned construction progress of the Platform. The Production Schedule shall be reasonably acceptable to the Buyer. The Seller shall develop an overall Platform erection plan that integrates material delivery and assembly actions needed to schedule work flow during all phases of construction. This plan shall encompass sufficient planning data to assure that all phases of construction can be adequately accomplished so as to deliver the Platform on or before the Scheduled Delivery Date. The Platform erection/construction plan shall be furnished to Buyer within sixty (60) days after the effective date of this Agreement and shall, upon acceptance by Buyer, become by reference an integral part of the Production Schedule. The Scheduled Delivery Date shall be extended by any delay caused by act or omission of Buyer, failure to timely deliver to Seller any Buyer Furnished Equipment, delays caused by ABS or any governmental agency, changes, events of force major, or inability of or failure or refusal of LeTourneau to fully and timely perform all of its covenants, agreements, and undertakings under the LeTourneau Agreements or if all subjects and conditions under the LeTourneau Agreements are not fully and timely met.

     (f) Included in the Specifications is a list of tests and trials to be performed by Seller in connection with the completion of the Platform. Buyer's Representative shall be given the number of days of prior notice for each applicable test or trial as set forth in the Specifications.

5.   Changes and Additional Work.

     (a) Buyer shall have the right, at any time or times, to request that reasonable change or changes be made in any of the Specifications, and Buyer shall issue to Seller a written change order to be executed by Buyer and Seller; provided, however, if such requested change or changes in the aggregate would materially increase the overall scope of work so as to adversely impact Seller's other work or commitments or if LeTourneau refuses to agree to any requested change with respect to the Package or the Equipment or if Seller and Buyer cannot reach agreement as to a lump sum price or credit or change in the Scheduled Delivery Date or other terms and conditions of this Agreement or the Specifications, Seller shall have no obligation to Buyer to perform same. If any change necessitates an increase or decrease in the quantity or quality of the materials or the nature of the labor to be furnished by Seller for the Platform, then the Contract Price shall be increased or decreased on a lump sum basis in accordance with the mutual agreement of the parties. Seller shall be entitled to make minor changes to the Specifications, if found necessary, for the introduction of improved production methods or otherwise, subject to Buyer's approval not to be unreasonably withheld.

     (b) If any such change will prolong the time for completion of the Platform, the Scheduled Delivery Date provided hereunder shall be extended accordingly.

     (c) Seller and Buyer recognize that the Contract Price set forth hereinabove is based upon the scope of work for the platform designated as Seller's Yard No. P178 and that the license agreement from LeTourneau is specifically limited to the LeTourneau Super 116 design. Accordingly, the parties agree that the Platform will be built as a Super 116 and that the Specifications will be amended and changed to accommodate same at such time as LeTourneau supplies the drawings and other information for the Super 116 design and that this change will be reflected as Change Order No. 2. If this mandatory change necessitates an increase or decrease in the quantity or quality of the materials or the nature of the labor to be furnished by Seller for the Platform, then the Contract Price shall be increased on a lump sum basis in accordance with the mutual agreement of the parties. Seller will provide Buyer with Seller's estimate of the change in the Contract Price within forty five (45) days of receipt of all information and drawings from LeTourneau related to Change Order No. 2. Buyer will within thirty (30) days thereafter advise Seller in writing whether Buyer accepts or rejects such change in the Contract Price and if rejected then Buyer's notice of rejection shall include Buyer's estimate of the change in the Contract Price. In the event of rejection by Buyer, the parties shall negotiate in good faith in an effort to reach resolution of the dispute. In the event the parties, despite good faith negotiations, are unable to agree to the lump sum price for this change, then Seller shall be entitled to equitable and reasonable compensation (including profit) for performing same and the amount of this compensation shall be determined by final and binding arbitration utilizing in accordance with the Construction Industry Rules of the American Arbitration Association. The arbitration shall be held in Houston, Texas. Each of the parties shall nominate their own party arbitrator and the two party arbitrators shall select the third arbitrator. In the event the party arbitrators shall be unable to agree to the third arbitrator within ten (10) days, the third arbitrator shall be appointed by the American Arbitration Association. All arbitrators shall be commercial persons (and not attorneys) with at least ten (10) years experience in the construction of mobile offshore jackupdrilling rigs. The third arbitrator shall have no prior or current business relationship to either party or their counsel of record. The decision of the majority of the arbitrators shall be final, binding and enforceable in any court of competent jurisdiction and the Parties agree that there shall be no appeal from the arbitrators' decision. The arbitrators shall render their decision within ninety (90) days after selection of the third arbitrator, but in any event prior to delivery of the Platform.. The arbitrators must select either Seller's or Buyer's price and shall have no authority to determine any other figure for compensation to Seller for this mandatory change.

6.   Buyer Furnished Equipment.

     (a) Within forty five (45) days of the execution of this Agreement, Seller shall furnish to Buyer a schedule of in-yard delivery dates of those items of material, equipment, engineering data and information ("Buyer Furnished Equipment"), as are set forth in the Specifications to be provided by Buyer. The time for delivery of the Buyer Furnished

Equipment as detailed on such delivery schedule shall be such so as to not cause Seller to be delayed in the timely prosecution of the work in accordance with the Production Schedule.

     (b) Seller shall at its own cost install the Buyer Furnished Equipment. Seller's scope of work includes all necessary foundations and supplies, such as, but not limited to, electric power, air, fuel, steam, etc. All Buyer Furnished Equipment shall be delivered by Buyer to Seller at Seller's Yard in their assembled form, tested and in proper condition,ready for installation in or on the Platform, in accordance with the Production Schedule. Seller will assist Buyer in unloading all Buyer Furnished Equipment. Suitable storage will be provided by Seller for all Buyer Furnished Equipment.

     (c) In order to facilitate installation by Seller of the Buyer Furnished Equipment on the Platform, Buyer shall furnish the Seller with all necessary information including specifications, plans, drawings, instruction books, manuals, test reports and certificates. Buyer, if so requested by Seller, shall without any charge to Seller cause representatives of the manufacturers of the Buyer Furnished Equipment to assist Seller in installation thereof in or on the Platform and/or to carry out installation thereof by themselves or to make necessary adjustments thereof at the Yard. Seller's scope of work under this Agreement excludes any testing, adjustment of equipment, repair and modification and supply of all inter-connecting parts.

     (d) In the event of a delay in delivery of any Buyer Furnished Equipment, then Buyer and Seller shall mutually agree on a new installation date of the delayed Buyer Furnished Equipment. If no agreement is reached between both parties within fifteen (15) days, then Seller shall have the right to proceed with the construction of the Platform without installation of the delayed Buyer Furnished Equipment on the Platform, without prejudice to Seller's other rights as hereinabove provided, and Buyer shall accept and take delivery of Platform as so constructed.

     (e) On delivery of each consignment of Buyer Furnished Equipment, Seller shall assist Buyer in the inspection of the consignment delivered. Any and all of the Buyer Furnished Equipment shall be subject to Seller's reasonable right of rejection as and if they are found to be unsatisfactory or in improper condition for installation. In such instances, Seller shall first give adequate notice to Buyer before being entitled to reject the Buyer Furnished Equipment.

     (f) Should Buyer fail to timely deliver the Buyer Furnished Equipment as provided in this Agreement and such delay results in increased costs to Seller, Buyer shall reimburse Seller for such increased cost as and when incurred.

7.   Liens.

     Provided Seller is paid all amounts owing to Seller by Buyer under this Agreement as and when due, Seller shall not place or create or permit to be placed or created, any liens, charges, or encumbrances on, or security interests as to, or pledges of, the Platform, and any lien, charge, encumbrance or security interest so placed or created by or though Seller, its subcontractors and suppliers, or any of them, shall be forthwith released by the Seller. The Seller shall release and cause to be discharged any such lien, charge, encumbrance or security interest. In the event Seller fails to secure the discharge or release of any such lien, charge, encumbrance or security interest, after notice to Seller the Buyer may secure the removal of same, in which event the Seller shall reimburse the Buyer for its costs of securing such discharge or release (which cost shall include any expenses incurred in connection therewith) or at Buyer's sole option by deducting such sum from any payments due or to become due the Seller's under this Agreement. In the event such cost is in excess of the amount of any such reimbursement by deductions, the Seller further agrees to pay the amount of such excess to the Buyer upon demand.

8.   Insurance.

     Seller shall obtain and maintain during all times hereunder the following insurances:

     (a) Worker's Compensation (including occupational disease), United States longshoremen Harbor Workers, and employer's liability insurance in accordance with the applicable statutory requirements of the jurisdiction in which the Platform is constructed, with maritime and in rem, alternate employer, and voluntary compensation coverages, with limits on the employer's liability coverage of not less than U.S. $1,000,000 for bodily injury per person and with excess liability limits of not less than U.S. $1,000,000 per occurrence.

     (b) Broad Form Comprehensive General Liability Insurance covering all of the operations of Seller, including Contractual Liability and Contractor's Protective Liability with a combined single limit of not less than U.S. $1,000,000 per occurrence for bodily injury and/or property damage, including products and completed operations coverage with excess liability limits of not less than U.S. $1,000,000 per occurrence.

     (c) Each of the foregoing insurance policies shall, either on the face thereof or by appropriate endorsement name (except for the policies specified in subparagraph (a) above) Buyer as an additional assured with respect to the indemnities of Seller assumed under this Agreement, provide that the insurance policy shall not be cancelled or coverage reduced except upon 30 days prior written notice to Buyer, contain waivers of subrogation pursuant to which the insurer waives all express or implied rights of subrogation against Buyer, provide that Buyer shall not be liable for premiums or calls, and be retained in full force and effect by Seller until the conclusion of the Platform hereunder as provided below. Seller shall be responsible for all deductibles and self insured retentions, to the extent the loss or claim would otherwise be covered by Seller's indemnities contained in this Agreement. Concurrently with the execution of this Agreement, Seller shall furnish to Buyer certificates or other evidence satisfactory to the other of the insurance required hereunder.

     (d) Until final delivery of the Platform, Seller shall its own cost and expense, keep the Platform and all materials either delivered to the Yard or being handled by Seller for the Platform or built into, or installed in or upon the Platform fully insured under coverage and with underwriters satisfactory to the Buyer and not more restrictive than the current form of London or American Institute Clauses for Builder's Risks or equivalent form, including tests and trials clauses. The Builder's Risks insurance shall include supplemental coverage for war risks, strikes, lockouts, labor disturbances, riot or civil commotion, earthquakes, and protection and indemnity risks. The amount of such insurance coverage shall be in an amount at least equal to the Contract Price and shall be increased from time to time to cover the cost of all changes, alterations, or modifications.

     (e) The Builders Risks policy shall be taken out in the joint names of Seller Buyer and all losses under such policy shall be payable to the Seller in accordance with their respective interests. The policies shall provide that there shall be no recourse against the Buyer for the payment of premiums or other charges and shall further provide that at least thirty (30) days' prior written notice of any material alteration, cancellation, or cancellation for the non-payment of premiums or other charges shall be given to the Buyer by the insurance underwriters. Any deductible under this insurance policy shall be for the account of Seller.

9.   Title and Risk of Loss.

     (a) Title to the Platform, to the extent completed and all materials destined for incorporation therein, whether located at Seller's Yard or elsewhere, shall immediately vest in Buyer when the same is paid for by Buyer, whether prior to or after incorporation into the Platform. The vesting of title shall not relieve Seller of its obligation to replace damaged or defective materials at Seller's expense and to complete and deliver the Platform in accordance with the provisions of this Agreement. Risk of loss of the Platform shall pass to Buyer upon delivery and acceptance thereof in accordance with this Agreement.

     (b) To the extent that title to any part of the Platform or the materials destined for incorporation in the Platform has passed from Seller to Buyer or Buyer otherwise obtains any rights therein, whether now owned or hereafter acquired, Buyer as debtor hereby grants to Seller as a secured party a security interest and lien upon same and all right, title, and interest of Buyer thereto and the proceeds and products thereto, to secure the performance of Buyer under this Agreement and the payment to Seller of all required to be paid by Buyer to Seller under this Agreement; provided, however, the security interest granted to the Seller by this Section 9 (b)shall be subordinate to any liens or security interests granted by Buyer to its lenders on Buyer's interest in this contract and the Platform. In connection herewith, Seller shall upon Buyer's default under this Agreement have all rights and remedies of a secured party under the Uniform Commercial Code of Texas. The security interest and lien granted to Seller hereunder and the rights and remedies of Seller herein shall be deemed cumulative and in addition to the rights and remedies otherwise available to Seller at law or in equity or in contract, including without limitation the rights of Seller under Article 2 of the Texas Uniform Commercial Code which shall not be subordinate to any liens or security interests granted by Buyer to its lenders.

     (c) If the Platform or any Buyer Furnished Equipment shall be damaged by any insured cause whatsoever prior to acceptance thereof by Buyer and such damage does not constitute an actual or a constructive total loss of the Platform, Seller and/or Buyer shall apply the amount recovered under the insurance policy referred to in Paragraph 8(d) of this Agreement to the repair of such damage and Buyer shall accept the Platform under this Agreement if completed in accordance with this Agreement and the Specifications. The Production Schedule including the Scheduled Delivery Date shall be deemed extended by the time necessary to repair such damage.

     (d) In the event of an actual or constructive total loss of the Platform prior to delivery, this Agreement shall automatically be deemed terminated, and Seller shall retain all progress payments made pursuant to Paragraph 2(b) hereinbelow and shall be paid by Buyer for the price for that portion of the Platform then constructed for which progress payments have not yet been made and all work in progress (including profit on all to Seller). In the event that the actual or constructive total loss of the Platform results from the operation of an insurable risk covered by insurance as required under Paragraph 8(d) of this Agreement, all of the proceeds of such insurance payable as a result of such loss shall be paid to the Buyer and the Seller as their interests may appear.

10.  Delivery.

     (a) Upon completion of the construction of the Platform and the tests and trials as provided in the Specifications, Seller shall tender delivery of the Platform to Buyer. Prior to tendering delivery, Seller shall have remedied at Seller's sole cost and expense any defects discovered by Buyer or Seller in Seller's workmanship or materials including installation of Buyer Furnished Equipment or any other nonconformity of the Platform with the requirements of the Specifications and performed any retests necessary to ensure that such items have been fully corrected. Buyer shall accept such tender of delivery, and Buyer shall not have the right to refuse to accept delivery of the Platform provided the same is substantially completed and capable of being utilized by Buyer. Any remaining items shall be completed by Seller following delivery and prior to departure of the Platform from Seller's Yard, or Buyer and Seller may mutually agree on an appropriate reduction of the Contract Price for such remaining items.

     (b) On the Delivery Date, Buyer shall pay to Seller all amounts payable under this Agreement and Seller and Buyer shall execute and deliver a Protocol of Acceptance and Delivery acknowledging delivery of the Platform. Seller shall further deliver to Buyer a Bill of Sale confirming the conveyance of title to the Platform to the Buyer. which Bill of Sale shall (i) generally describe the Platform as a mobile, self-contained and elevating platform, (ii) contain a general warranty of title and freedom from liens (except as to matters arising by, through, or under Buyer) in favor of the Buyer, and (iii) be deemed to contain the additional warranties and covenants set forth in Section 11 hereinbelow without the necessity of making any reference to such warranties in the Bill of Sale. Seller shall also deliver to Buyer the remaining delivery documents set forth in the Specifications.

     (c) Seller shall deliver the Platform along side Seller's dock at the Yard. Following delivery, Buyer shall have the right to dock the Platform at Seller's Yard for a period not to exceed fourteen (14) days, after which time the Platform must depart from Seller's Yard. During such post-delivery docking period, Buyer shall pay to Seller its standard charges for shore power, potable water, and security guard service. All such charges must be paid by Buyer to Seller prior to departure of the Platform from Seller's Yard.

11.  Warranty.

     Seller hereby warrants to Buyer that (i) Seller's workmanship and materials shall be free from material defects, (ii) that systems designed, supplied, and installed by Seller will perform the functions intended by this Agreement and the Specifications, and (iii) that the components of the Equipment manufactured by LeTourneau shall be free from material defects in LeTourneau's workmanship and material and shall perform in accordance with the Kit Construction Agreement and the specifications attached thereto as Annex C in normal use and service. The warranty set forth in the preceding sentence (hereinafter referred to as the "Warranty") shall commence on the date of delivery of the Platform to Buyer and expire twelve (12) months thereafter (provided, however, that if any of the equipment of the Platform, including without limitation any cranes or winches, is put into service prior to said delivery, the twelve (12) months warranty period shall begin with the commencement of such service or operation insofar as such equipment is concerned) and shall be subject to the following provisions:

     (a) The Warranty shall not apply to any part of the Platform which (i) has been misused or structurally repaired or altered by anyone other than Seller or its duly authorized representative, or (ii) has been damaged because of it use, or the use of any other materials or equipment, after Buyer (or any other person or firm operating the Platform or its equipment) has knowledge of such defect. Except for the components of the Equipment manufactured by LeTourneau as expressly set forth and as limited herein, equipment or other components of the Platform sold to Buyer pursuant to this Agreement but not manufactured by Seller are not warranted to any extent, but Seller shall assign (to the extent same are assignable by Seller) to Buyer, without recourse, any warranties furnished to Seller by the vendors of such equipment or other components. Buyer shall seek performance or damages under such warranties only from such parties and not from Seller. Seller shall use reasonable efforts to secure the best available warranties available from such vendors and shall cooperate with Buyer in any resulting dispute Buyer may have with such vendors.

     (b) The extent of Seller's liability for any breach of the Warranty shall be limited to (i) repairing or replacing (whichever of the two Seller, in its sole discretion, shall elect) any material defects in Seller's workmanship or materials, or causing the components of the Equipment manufactured by LeTourneau to perform in accordance with the Kit Construction Agreement and the specifications thereto by repairing or replacing (whichever of the two Seller, in its sole discretion, shall elect) any material defects in LeTourneau's workmanship or materials, as the case may be, at Seller's Yard or at any other shipyard of Seller or its affiliates (hereinafter referred to as an "AMFELS Yard"), with the Platform to be brought to an AMFELS Yard at Buyer's sole risk and expense, or (ii)reimbursing Buyer for the cost of such repair or replacement in accordance with the provisions of subparagraph (c) hereinbelow.

     (c) Buyer, at its discretion, may elect to cause the necessary repairs or replacements to be made at a non-AMFELS Yard. In such event, Seller's sole obligation shall be to reimburse Buyer for the cost of such repairs or replacements, provided, however, that in no event shall the sum to be paid to Buyer by Seller exceed the cost that Seller would have borne, based on Seller's normal rates, if the repairs or replacements had been made at the Seller's Yard. If Buyer elects to proceed under the provisions of this subparagraph (c), Buyer shall, as soon as possible after such election (but in any event prior to the commencement of such repairs or replacements), notify Seller of the time, place, and estimated cost of such repairs and replacements. Seller shall have the right to verify, at its sole cost and expense, by its own representative, the nature and extent of the defects complained of prior to the time that the repairs or replacements are made, and if in fact no breach of the Warranty made by Seller herein has occurred, Buyer shall pay to Seller a per diem fee equal to Sellers then current labor rate schedule and the reasonable expenses incurred by such representative.

     (d) The REMEDIES provided in subparagraphs (b)and (c) hereinabove are EXCLUSIVE. Buyer further agrees that in no event will Seller's liability to Buyer for breach of the Warranty set forth in subparagraph (a) with respect to the components of the Equipment manufactured by LeTourneau exceed such amount as Seller may actually recover from

LeTourneau for the same breach of warranty under the Kit Construction Agreement. Such Warranty shall not include transportation, towage, insurance, or other incidental expenses. In no event shall the obligation of Seller to repair or replace (or to reimburse Buyer pursuant to subparagraph (c) hereinabove for the cost of repairing or replacing defective workmanship or materials be construed to require Seller to repair or replace more than the actual workmanship or material that is found to be defective. The Platform as a whole or any other part thereof shall not be construed to be workmanship or material for the purposes of the preceding sentence and this Agreement.

     (e) The Warranty shall not be effective unless Seller receives from Buyer a written claim therefor (i) within thirty (30) days after the date of discovery of such defect and (ii) prior to the expiration of the prescribed Warranty period.

     (f) Any work performed or materials furnished by Seller pursuant to the Warranty shall be warranted for the remaining term of the original Warranty, and nothing in subparagraph (b) or (c) shall extend the Warranty period beyond the Warranty period specified in this Section 11.

     (g) THE WARRANTY AS DEFINED HEREINABOVE IS IN LIEU OF ALL OTHER WARRANTIES (EXCEPT OF TITLE), EXPRESS OR IMPLIED, STATUTORY OR AT COMMON LAW, AND ALL OTHER LIABILITIES (AT COMMON LAW OR IN CONTRACT, TORT, OR OTHERWISE, RELATING IN ANY WAY TO THE PLATFORM OR COMPONENTS THEREOF OR SERVICES TO BE PROVIDED UNDER THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE). WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, SELLER EXPRESSLY DISCLAIMS AND NEGATES (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES (iv) ANY IMPLIED OR EXPRESS WARRANTY OF DILIGENCE, (v) ANY IMPLIED OR EXPRESS WARRANTY OF WORKMANLIKE SERVICE, (vi) ANY IMPLIED OR EXPRESS WARRANTY OF SEAWORTHINESS, AND (vii) ALL OTHER LIABILITY, AT COMMON LAW OR IN CONTRACT OR TORT OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY (WHETHER FOUNDED IN SECTION 402(A) OF THE RESTATEMENT OF TORTS OR OTHERWISE) AND NEGLIGENCE, WHETHER OCCASIONED BY ACTS OR OMISSIONS OF SOLE OR CONCURRENT NEGLIGENCE OF SELLER, ITS AFFILIATES AND/OR OTHERS. SELLER DISCLAIMS LIABILITY FOR, AND IN NO EVENT WHATEVER SHALL BE LIABLE FOR, ANY LOSS OF PROFITS OF BUYER OR OTHERS OR ANY OTHER INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

     (h) Seller's liability with respect to the Buyer Furnished Equipment shall extend only to installation thereof in accordance with the certified equipment drawings furnished by Buyer in those instances where such Equipment is actually installed by Seller. In all other instances (including, without limitation, those instances in which Buyer does not furnish certified equipment drawings to Seller), the sole risk and responsibility for the proper installation of the Buyer Furnished Equipment shall, as between Seller and Buyer, be borne by Buyer. In all instances the sole risk and responsibility for the operability of the Buyer Furnished Equipment shall, as between Seller and Buyer, be borne by Buyer.

     (i) No employee or representative of Seller is authorized to change the Warranty in any way or to grant any other warranty.

     (j) Buyer understands and agrees that any modification to the design of the Package or modification to the Equipment made by the Buyer are the responsibility of Buyer and not the responsibility of Seller for any purpose whatsoever, including claims for damages or other liability asserted by Buyer, its customers or any third party. In the event such modifications require regulatory approval, Buyer shall be responsible for obtaining such approval unless Seller accepts the responsibility by executing a change order to perform the work as additional work under this Agreement.

     (k) Buyer understands and agrees that the information contained in the Package and relating to the Equipment do not guarantee a fixed or variable weight of the Platform or designate the use of equipment other than the Equipment. The fixed and variable weight of the Platform and the selection of equipment other than the Equipment are decisions of the Buyer, including outfitting and fabrication decisions. The weight information provided by Seller is for information only and reflects historical information or estimated and approximate data. Seller is unable to predict actual weights for the Platform to be constructed by Seller. Seller does not warrant or represent that Seller's sale or construction of a Platform will meet the historical or approximate data supplied to Buyer.

     (l) Buyer acknowledges that certain information to be provided by LeTourneau relate to a LeTourneau 116-C Class Platform rather than to a Super 116 Platform. (See Annex C to the Kit Construction Agreement). Since the Platform is to be built as a Cypre Platform pursuant to Article 5, LeTourneau shall supply supplemental information relating to Super 116 designs to Seller which shall be deemed to be part of the Package for all purposes of this Agreement, including the provisions of the Confidentiality Agreement referred to in Section 29 hereinbelow. During the term of this Agreement, LeTourneau may provide other supplemental information to Seller relating to a Super 116 which shall, at such time, become part of the Package for purposes of this Agreement.

12.  Indemnification Provisions.

     A.   SELLER INDEMNITIES

     (A) SELLER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS BUYER, ITS CUSTOMERS, AND THEIR RESPECTIVE PARENT, HOLDING AND AFFILIATED COMPANIES, AND THEIR EMPLOYEES, OFFICERS, DIRECTORS, AND AGENTS (COLLECTIVELY THE "BUYER INDEMNITIES"), FROM AND AGAINST ALL LIABILITIES, LOSSES, CLAIMS, DEMANDS OR CAUSES OF ACTION (COLLECTIVELY "CLAIMS"), BY SELLER OR ITS SUBCONTRACTORS OF ANY TIER OR THEIR RESPECTIVE EMPLOYEES, OFFICERS AND AGENTS, BASED ON ILLNESS, INJURY OR DEATH OR DAMAGE OR DESTRUCTION OR LOSS OF USE OF PROPERTY THEREOF INCLUDING WITHOUT LIMITATION THE YARD, OCCURRING PRIOR TO THE DELIVERY TO AND ACCEPTANCE BY BUYER OF THE PLATFORM, INCIDENT TO OR CONNECTED WITH OR ARISING OUT OF OR IN ANY WAY RELATED DIRECTLY OR INDIRECTLY TO THE PERFORMANCE OF THIS AGREEMENT OR BREACH HEREOF, REGARDLESS OF CAUSE, INCLUDING THE SOLE OR CONCURRENT NEGLIGENCE OR FAULT OF ANY OF SELLER OR THE BUYER INDEMNITIES OR THEIR OFFICERS, AGENTS, EMPLOYEES, OR SUBCONTRACTORS OF ANY TIER OR THEIR EMPLOYEES OR AGENTS, UNSEAWORTHINESS, STRICT LIABILITY, OR ANY OTHER EVENT OR CONDITION WHETHER OR NOT ANTICIPATED BY ANY PERSON OR PARTY, REGARDLESS OF WHETHER PREEXISTING THE EXECUTION OF THIS AGREEMENT.

     (B) SELLER SHALL BE LIABLE FOR ALL COSTS, EXPENSES, AND REASONABLE ATTORNEYS FEES INCURRED BY BUYER INDEMNITIES IN DEFENDING ANY COVERED CLAIMS AND IN ASSERTING THE INDEMNITIES AS SET FORTH HEREIN AGAINST SELLER. SELLER SHALL BE OBLIGATED TO BEAR THE EXPENSE OF THE INVESTIGATIONS AND EXPENSES OF ALL CLAIMS ARISING THEREFROM AND TO PAY THE FULL AMOUNT OF ANY JUDGMENT OR SETTLEMENT RENDERED AGAINST THE BUYER INDEMNITIES, IT BEING STIPULATED THAT ALL OBLIGATIONS OF INDEMNITY ASSUMED HEREIN SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT, REGARDLESS OF HOW SUCH TERMINATION IS AFFECTED. THE BUYER INDEMNITIES SHALL PROVIDE REASONABLE ASSISTANCE TO SELLER IN RELATION TO THE DEFENSE OF CLAIMS WHICH ARE SUBJECT TO INDEMNITY HEREUNDER.

     B.BUYER INDEMNITIES

     (A) BUYER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS SELLER AND LETOURNEAU AND THEIR RESPECTIVE PARENTS,

HOLDING AND AFFILIATED COMPANIES, AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, AND AGENTS AND THE SUBCONTRACTORS OF LETOURNEAU AND THEIR SERVANTS (COLLECTIVELY THE "SELLER INDEMNITIES"), FROM AND AGAINST ALL LIABILITIES, LOSSES, CLAIMS, DEMANDS, COSTS, OR CAUSES OF ACTION (COLLECTIVELY "CLAIMS"), BY BUYER OR ITS SUBCONTRACTORS OF ANY TIER OR THEIR RESPECTIVE EMPLOYEES, OFFICERS AND AGENTS, BASED ON ILLNESS, INJURY OR DEATH OR DAMAGE OR DESTRUCTION OR LOSS OF USE OF PROPERTY OTHER THAN THE PLATFORM, OCCURRING PRIOR TO THE DELIVERY TO. AND ACCEPTANCE BY BUYER OF THE PLATFORM, INCIDENT TO OR CONNECTED WITH OR ARISING OUT OF OR IN ANY WAY RELATED DIRECTLY OR INDIRECTLY TO THE PERFORMANCE OF THIS AGREEMENT OR BREACH HEREOF, REGARDLESS OF CAUSE, INCLUDING THE SOLE OR CONCURRENT NEGLIGENCE OR FAULT OF ANY OF BUYER OR THE SELLER INDEMNITIES OR THEIR OFFICERS, AGENTS, EMPLOYEES, OR SUBCONTRACTORS OF ANY TIER OR THEIR EMPLOYEES OR AGENTS, UNSEAWORTHINESS, STRICT LIABILITY OR ANY OTHER EVENT OR CONDITION WHETHER OR NOT ANTICIPATED BY ANY PERSON OR PARTY, REGARDLESS OF WHETHER PREEXISTING THE EXECUTION OF THIS AGREEMENT.

     (B) BUYER SHALL BE LIABLE FOR ALL COSTS, EXPENSES, AND REASONABLE ATTORNEYS FEES INCURRED BY SELLER INDEMNITIES IN DEFENDING ANY COVERED CLAIMS AND IN ASSERTING THE INDEMNITIES AS SET FORTH IN PARAGRAPH (A) HEREINABOVE AGAINST BUYER. BUYER SHALL BE OBLIGATED TO BEAR THE EXPENSE OF THE INVESTIGATIONS AND EXPENSES OF ALL CLAIMS ARISING THEREFROM AND TO PAY THE FULL AMOUNT OF ANY JUDGMENT OR SETTLEMENT RENDERED AGAINST THE SELLER INDEMNITIES, IT BEING STIPULATED THAT ALL OBLIGATIONS OF INDEMNITY ASSUMED HEREIN SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT, REGARDLESS OF HOW SUCH TERMINATION IS AFFECTED. THE SELLER INDEMNITIES SHALL PROVIDE REASONABLE ASSISTANCE TO BUYER IN RELATION TO THE DEFENSE OF CLAIMS WHICH ARE SUBJECT TO INDEMNITY HEREUNDER.

     C. AS USED HEREIN AND IN SECTIONS 14 AND 24 HEREINBELOW, "AFFILIATES" OR "AFFILIATED COMPANIES" SHALL MEAN AN ENTITY WHICH, DIRECTLY OR INDIRECTLY, THROUGH ONE OR MORE INTERMEDIARIES, CONTROLS, IS CONTROLLED BY, OR IS UNDER COMMON CONTROL WITH, THE PARTY IN QUESTION.

13.  Patent Indemnity.

     (a) Seller hereby agrees to defend any claim or suit and to indemnify and save Buyer harmless from and against any damages (including the costs of the suit and reasonable attorney's fees) awarded against Buyer in a suit arising out of any infringement of any U.S. patent by reason of the incorporation into the Platform in accordance with the Package of any Equipment components manufactured by LeTourneau; provided, however, that

     (i)the indemnity contained in this Section 13 shall not apply to any claim or suit arising out of the construction or use of (1 ) processes, devices, apparatus, or equipment specified or furnished by Buyer or anyone else other than Seller, for which Buyer shall indemnify and defend Seller, and mounted upon or used in connection with the Platform; and (2) any combination of and falling within subparagraph (i)(1) herewith of the Equipment or the Platform; and

     (ii) Buyer shall give Seller prompt written notice of any such claim or suit and shall permit Seller to control settlement negotiations and any litigation in connection therewith; provided, however, no settlement which purports to acknowledge, on Buyer's behalf the validity of the patent involved shall be entered into by Seller without Buyer's consent. As to any Equipment components purchased by Seller, Seller shall assign (to the extent same is assignable) to Buyer, without recourse, any patent indemnity coverage granted to Seller by any vendor thereof Buyer shall seek performance of damages under such warranties and Patent indemnities only from such parties and not from Seller.

     (b) Seller makes no representations and extends no warranties that the manufacture, construction, or commercialization of the Platform will not infringe the claims of any United States or foreign Letters Patent that are not included in Article II of the License Agreement, and Seller specifically excludes any responsibility, liability, or obligation to defend Buyer or to hold harmless and indemnify Buyer against charges, claims, or suits brought against Buyer, its affiliates (an "affiliate" of Buyer being an entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Buyer), assigns, successors, agents, employees, representatives, subcontractors, or independent contractors for infringement of any United States or foreign Letters Patent not included in Article II of the License Agreement. Buyer further agrees that in no event shall Seller's liability to indemnify and hold harmless Buyer as provided herein exceed such amount as Seller may actually recover from LeTourneau for the same obligation to indemnify and hold harmless under the License Agreement.

     (c) Buyer agrees to defend any claim, suit, or proceeding brought against Seller alleging that the construction or use by Seller, pursuant to this Agreement, of any process, method of construction, construction equipment, device, or apparatus (including, without limitation; Buyer Furnished Equipment) specified or furnished by Buyer or mounted upon or used in connection with the Platform constitutes infringement of any letters patent, and Buyer agrees to indemnify and save Seller harmless from and against any judgment rendered against Seller as a result of such claim, suit, or proceeding. Seller shall promptly notify Buyer in writing of any such claim, suit, or proceeding and shall permit Buyer to control the conduct and settlement of such claim, suit, or proceeding, provided, however, no settlement shall be entered into without Seller's consent which purports to acknowledge on Seller's behalf the validity of any patent. Seller shall provide information and assistance to Buyer, at Seller's expense, as may be reasonably necessary to aid in the conduct and settlement of the claim, suit, or proceeding. Seller shall be entitled to participate, at its own expense, in the conduct and settlement of such claim, suit, or proceeding through its selected representatives and attorneys.

14.  General Limitation of Liability.

     IN NO EVENT SHALL SELLER OR LETOURNEAU OR THEIR AFFILIATES OR THE AGENTS, OFFICERS, EMPLOYEES, INVITEES, OR REPRESENTATIVES OF SELLER OR ITS AFFILIATES OR THE SUBCONTRACTORS OF LETOURNEAU OR THEIR SERVANTS BE LIABLE TO BUYER, ITS AGENTS, OFFICERS, EMPLOYEES, REPRESENTATIVES, SUBCONTRACTORS, INDEPENDENT CONTRACTORS, OR AFFILIATES, OR TO ANY THIRD PARTIES FOR ANY ECONOMIC LOSS, PHYSICAL HARM, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS AND LOSS OF BUSINESS OPPORTUNITIES), ARISING OUT OF, RESULTING FROM OR RELATING IN ANY WAY TO THIS AGREEMENT OR THE LETOURNEAU AGREEMENTS OR ANY ACTIVITIES OR OMISSIONS OR DELAYS IN CONNECTION HEREWITH OR THEREWITH INCLUDING, WITHOUT LIMITATION, THE PERFORMANCE (WHETHER TIMELY OR NOT) OR THE NON-PERFORMANCE OF THIS AGREEMENT OR THE LETOURNEAU AGREEMENTS, BREACH OF ANY WARRANTY, THE DESIGN OF THE PLATFORM OR ANY PART THEREOF OR, OR THE LOSS OF OR LOSS OF USE OF THE PLATFORM OR ANY PART THEREOF OR ANY OTHER EQUIPMENT, MATERIALS, OR PROPERTY), REGARDLESS OF CAUSE AND REGARDLESS OF WHETHER SELLER, LETOURNEAU OR THEIR AFFILIATES, AND/OR THEIR RESPECTIVE OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES, SUBCONTRACTORS, AND/OR OTHERS MAY BE WHOLLY, PARTIALLY, OR SOLELY NEGLIGENT OR OTHERWISE AT FAULT, UNSEAWORTHINESS, STRICT LIABILITY, OR ANY DEFECT IN PREMISES, EQUIPMENT, OR MATERIALS, OR ANY OTHER EVENT OR CONDITION WHETHER OR NOT ANTICIPATED BY ANY PERSON OR PARTY, REGARDLESS OF WHETHER PREEXISTING THE EXECUTION OF THIS AGREEMENT.

15.  Force Majeure.

     For purposes of this Agreement, events of "force majeure" shall be defined to mean all causes beyond the reasonable control of the party asserting the benefit of this Article, and shall include but not be limited to fire, explosion, breakdown of machinery or equipment, shortage or unavailability of materials or equipment, delay in transportation, government edict, or other action, storms, abnormal weather that prevents blasting or painting, strikes or other labor disturbances, destruction or damage to Seller's Yard or equipment or any Buyer Furnished Equipment or the Platform or any part thereof from any cause; acts of Buyer or the classification society or regulatory bodies having or proporting to have jurisdiction including failure to give timely approvals; late delivery of Buyer Furnished Equipment or failure to furnish in a timely manner necessary information concerning the Buyer Furnished Equipment or the performance of the work; and any other causes or accidents of the same or similar nature which are beyond the control of the Seller or Buyer or any or their respective subcontractors or suppliers. In case either party shall be unable, wholly or in part, because of any such event of force majeure to carry out its obligations under this Agreement, the time for performance, other than the obligation to make payments, shall be extended by the period of such actual delay due to force majeure for which notices are given as provided hereinbelow. Performance of any obligations suspended while any force majeure is operative shall be resumed as soon as possible after such force majeure is operative shall be resumed as soon as possible after such force majeure ceases. The party seeking benefit of this paragraph shall notify the other of the occurrence of each event of force majeure within seven (7) days after commencement of such event. Any increased costs to Seller as the result of events of force majeure will be compensated to Seller by Buyer. After ninety (90) continuous days of delay in the construction of the Platform due to force majeure, Seller and Buyer shall each have the right to terminate this Agreement without further liability of either party to the other except that Seller shall retain all progress payments pursuant to Paragraph 2(b) hereinabove and shall be paid by Buyer for the price for that portion of the Platform then constructed for which progress payments have not yet been made and all work in process (including profit on all to Seller).

16.  Independent Contractor.

     (a) Throughout the entire term of this Agreement, Seller shall be an independent contractor with full power and authority to select the means, methods and manner of performing its work hereunder.

     (b) All operations shall be conducted in Seller's own name and as an independent contractor and not in the name of, or as an agent for, Buyer. In the event Seller shall sublet or subcontract any of the construction of the Platform provided for herein, Seller nevertheless shall remain primarily responsible for compliance with all of the provisions hereof and for the portion of the construction of the Platform performed by the party to whom the work is sublet or subcontracted, and Seller shall require such Seller and such Seller's employees, agents and representatives to comply with all the agreements, covenants, terms, conditions, and provisions on the part of Seller to be performed hereunder insofar as applicable to the work to be performed by each party.

17.  Default.

     A. Seller's Default

     (a) Seller shall be in default of its obligations under this Agreement if any of the following events occurs:

     (i) The failure of the Seller to perform or breach of any of the covenants, agreements, or undertakings on its part to be performed under this Agreement, provided that the Buyer shall give notice to the Seller as to such failure and the Buyer shall not, within thirty (30) days after being so notified, commence and diligently prosecute remedial action to cure such failure to perform or breach which shall in any event be cured within ninety (90) days of the date of such notice from Buyer;

     (ii) Seller goes into liquidation, whether voluntary or compulsory, or enters into a scheme of arrangement, or makes a general assignment of its assets for the benefit of its creditors, or a receiver or receivers of any kind whatsoever, whether temporary or permanent, is appointed for the property of Seller, or Seller institutes proceedings for its reorganization or the institution of such proceedings by creditors and approval thereof by the court, whether proposed by a creditor, a stockholder or any other person whomsoever, or Seller suffers any execution against a major portion of its assets which is not satisfied within seven (7) days, or Seller fails generally, or admits in writing its inability, to pay its debts generally as they become due.

     (b) If any default by Seller occurs as defined in Subparagraph (a) of this Paragraph 1 7(A), Buyer, at its election, may upon prompt notice to Seller terminate this Agreement without prejudice and exercise all rights and remedies available to Buyer at law, in admiralty, or in equity. Prior to exercise of any remedy involving or which includes and attempt to take control or possession of the Platform or any components thereof or work in progress, directly or through judicial process, if Seller disputes that it is in default, Buyer shall first be required to post with Seller a corporate surety bond from a first class U.S. surety acceptable to Seller in a form reasonable satisfactory to Seller. Such bond shall be in an amount equal to 150% of any sum claimed by Seller under this Agreement.

     B.   Buyer's Default

     (a) Buyer shall be in default of its obligations under this Agreement if any if the following events occurs:

     (i) In the event of failure by Buyer to pay to Seller any installments which are properly payable pursuant to Paragraph 2(b) hereinabove or the failure of the Seller to perform or breach of any of the other covenants, agreements, or undertakings on its part to be performed under this Agreement, provided that the Buyer shall give notice to the Seller as to such failure and the Buyer shall not, within five (5) days in the case of failure to pay or to take delivery of the Platform when completed under the terms of this Agreement and thirty (30) days in the case of other defaults after being so notified, cure such failure to perform or breach;

     (ii) Buyer goes into liquidation, whether voluntary or compulsory, or enters into a scheme of arrangement, or makes a general assignment of its assets for the benefit of its creditors, or a receiver or receivers of any kind whatsoever, whether temporary or permanent, is appointed for the property of Buyer, or Buyer institutes proceedings for its reorganization or the institution of such proceedings by creditors and approval thereof by the court, whether proposed by a creditor, a stockholder or any other person whomsoever, or Buyer suffers any execution against a major portion of its assets which is not satisfied within seven (7) days, or Buyer fails generally, or admits in writing its inability, to pay its debts generally as they become due.

     (b) If any default by Buyer occurs as defined in subparagraph (a) of this Paragraph 17(B), Seller, at its election, may upon prompt notice to Buyer suspend its performance under this Agreement and at any time thereafter may terminate this Agreement without prejudice and exercise all rights and remedies available to Seller at law, in admiralty, or in equity.

18.  Litigation.

     (a) Buyer and Seller agree that any legal suit, action, or proceeding arising out of or relating to this Agreement may be instituted only in a state or federal court in Harris County, Texas, United States of America.

     (b) Buyer hereby designates and appoints CT Corporation Systems Inc., 811 Dallas Avenue, Houston, Texas 77002 ("CT") as Buyer's authorized agent and acknowledges on its behalf service of any and all process and, if through reasonable efforts, service on CT has been unsuccessful, Buyer hereby designates and appoints the Secretary of State, State of Texas, as Buyer's authorized agent to accept and acknowledge on it behalf service of any and all process which may be served in any such suit, action, or proceeding in any such State or federal court in the State of Texas and agrees that service of process upon said agent or the Assistant Secretary of State or any clerk having charge of the corporation department of the office of said Secretary of State, at his office in Austin, Texas, and written notice of said service to Buyer, mailed or delivered to Buyer at the address specified for Buyer in Article 19 of this Agreement, shall be deemed in every respect effective service of process upon Buyer in any suit, action, or proceeding and shall be taken and held to be valid personal service upon Buyer, whether or not Buyer shall then be doing, or at any time shall have done, business within the State of Texas,' and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State, and waives all claims of error by reason of any such service.

     (c) Seller hereby designates and appoints Frank Puglisi, AMFELS, Inc., Highway 48, Port of Brownsville, Brownsville, Texas 78523 ("Puglisi") as Buyer's authorized agent and acknowledges on its behalf service of any and all process and, if through reasonable efforts, service on Puglisi has been unsuccessful, Seller hereby designates and appoints the Secretary of State, State of Texas, as Seller's authorized agent to accept and acknowledge on it behalf service of any and all process which may be served in any such suit, action, or proceeding in any such State or federal court in the State of Texas and agrees that service of process upon said agent or the Assistant Secretary of State or any clerk having charge of the corporation department of the office of said Secretary of State, at his office in Austin, Texas, and written notice of said service to Seller, mailed or delivered to Seller at the address specified for Seller in Article 19 of this Agreement, shall be deemed in every respect effective service of process upon Seller in any suit, action, or proceeding and shall be taken and held to be valid personal service upon Seller, whether or not Seller shall then be doing, or at any time shall have done, business within the State of Texas, and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State, and waives all claims of error by reason of any such service.

19.  Notice.

     Any notice provided for under this Agreement must be given in writing, but may be served by depositing same in the mail, addressed to the party to be notified, postage paid, and registered or certified with return receipt requested, or by delivering same in person to such other party, or by pre-paid telegram, telex, facsimile confirmed by mail, or cable. For purposes of notice, the addresses of the parties shall be:

If to Buyer:   Chiles Offshore LLC
               2000 West Loop South, Suite 2130
               Houston, Texas 77027
               Telephone: (713) 552-1400
               Facsimile: (713) 552-9998 Attention: William E. Chiles

If to Seller:  AMFELS, Inc.
               P.O. Box 3107
               Highway 48
               Port of Brownsville
               Brownsville, Texas 78523
               Telephone: (210) 831-8200
               Facsimile: (210) 831 ~220
               Attention: Eric Phua

Provided, however, that each party shall have the continuing right to change its address of notice at any time or times by the giving of 10 days notice in the manner hereinabove described. Notices shall be deemed given only upon receipt or by facsimile confirmation.

20.  Successors and Assigns.

          This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto, and their respective successors and assigns. It is expressly understood and agreed that neither party shall assign any of its rights, title and interest thereto without the prior written consent of the other party; provided, however, that Buyer shall have the right to assign this Agreement to any entity that is controlled through ownership, management, or contractual rights by William E. Chiles, provided that regardless of any such assignment Buyer shall remain primarily liable to Seller for the performance of the obligations of Buyer under this Agreement.

21.  Governing Law.

     This Agreement shall be deemed to have been made under, shall be construed and interpreted in accordance with the laws of the State of Texas, excluding any conflicts of law rule or law which might refer such construction and interpretation to the laws of another state, republic or country; provided, however, that all matters relating to the interpretation of any patent or patent application will be decided in accordance with the laws of the county which issued the patent to be interpreted or in which the patent applications to be interpreted have been filed.

22.  Modification or Waiver.

     This Agreement, which incorporates all prior negotiations and understandings relating to the subject matter thereof, sets forth the entire agreement of the parties hereto and shall not be modified except by a written instrument executed by the duly authorized representatives of Seller and Buyer. The failure of either party to insist upon strict performance of any provision hereof shall not constitute a waiver of or estoppel against asserting the right to require such
                                          23
performance in the future, nor shall a waiver or estoppel in any one instance, constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

23.  Reliance.

     AS MORE FULLY SET FORTH IN OTHER PROVISIONS OF THIS AGREEMENT, SELLER AND BUYER HAVE REACHED EXPRESS AGREEMENT WITH RESPECT TO THE LIMITATION OF THE LIABILITY OF SELLER AND LETOURNEAU IN CONNECTION WITH THIS AGREEMENT AND THE WAIVER REFERRED TO IN SECTION 24 HEREINBELOW. SELLER AND BUYER EXPRESSLY RECOGNIZE THAT (A) THE PRICE FOR WHICH SELLER HAS AGREED TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT HAS BEEN PREDICATED ON THE AFORESAID LIMITATION OF LIABILITY AND WAIVER (IT BEING ACKNOWLEDGED THAT BUYER COULD HAVE NEGOTIATED WITH SELLER FOR MODIFICATIONS TO THE LIMITATION OF SELLER'S AND LETOURNEAU'S LIABILITY AND THE WAIVER BUT THAT THE PRICE OF THE PLATFORM WOULD HAVE BEEN INCREASED TO REFLECT SUCH MODIFICATIONS), AND (B) SELLER, IN DETERMINING TO PROCEED WITH THE PERFORMANCE OF ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT, HAS EXPRESSLY RELIED ON SUCH LIMITATION OF LIABILITY AND WAIVER AND WOULD NOT HAVE EXECUTED THIS AGREEMENT BUT FOR SUCH LIMITATION OF LIABILITY AND WAIVER.

24.  Waiver of Consumer Rights and Representations of Buyer

BUYER HEREBY WAIVES THE SPECIAL RIGHTS AND PROTECTION PROVIDED BY THE PROVISION OF THE TEXAS DECEPTIVE TRADE PRACTICE ACTS CONSUMER PROTECTION, CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE (OTHER THAN SECTION 17.555 WHICH IS NOT WAIVED), VERNON'S TEXAS CODES ANNOTATED, BUSINESS AND COMMERCE CODE. TO EVIDENCE ITS ABILITY TO GRANT SUCH WAIVER, BUYER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT BUYER (a) IS IN THE BUSINESS OF SEEKING OR ACQUIRING, BY PURCHASE OR LEASE, GOODS OR SERVICES FOR COMMERCIAL OR BUSINESS USE AND IS ACQUIRING THE GOODS AND SERVICES COVERED BY THIS AGREEMENT FOR COMMERCIAL OR BUSINESS USE, (b) HAS ASSETS OF $5,000,000 OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENT PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPALS, (c) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED HEREBY, (d) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION; AND (e) IS REPRESENTED BY LEGAL COUNSEL IN THIS TRANSACTION WHICH WAS NOT IDENTIFIED, SUGGESTED OR

SELECTED BY SELLER. Buyer's representations and warranties shall survive the performance of all work in connection with this Agreement and shall remain effective regardless of any investigation at any time made by or on behalf of Seller or any information Seller may have with respect thereto. Buyer hereby agrees to protect, indemnify, and hold Seller, and their respective Affiliates free and harmless from and against any and all losses, costs (including, without limitation, the cost of the suit and reasonable attorneys' fees), claims, causes of action, and liabilities arising out or resulting from, or relating in any way to the breach of the aforesaid representations and warranties.

25.  Export Laws.

     In accordance with the Export Administration Regulations issued by the United States Department of Commerce to enforce the Export Administration Act of 1979, as amended from time to time, Buyer hereby gives written assurance to Seller that neither the Equipment nor the direct product thereof (including, without limitation, the Platform) nor any technical data is intended to be shipped, directly or indirectly, to any country, person, or other entity contrary to any laws, regulations or administrative orders of the United States or other jurisdiction applicable to a transaction affecting this Agreement and/or the LeTourneau Agreements. Buyer further acknowledges that Seller, in determining to execute this Agreement and perform its obligations under this Agreement, has expressly relied on the written assurance contained in the immediately preceding sentence.

26.  Licenses.

     Notwithstanding anything in this Agreement to the contrary, it is expressly understood that the obligations of Seller hereunder are subject to and conditioned upon the timely issuance of all required consents, approvals, rulings, licenses (including, without limitation, export licenses and reexport licenses), and orders in form and substance satisfactory to Seller from all agencies, governments, or other bodies having or purporting to have jurisdiction or control over any matters covered by or arising out of this Agreement or the LeTourneau Agreements. Seller shall have no liability (including, without limitation, any liability for damages, whether special, incidental, consequential, or otherwise) if Seller is unable to obtain, or is delayed in obtaining, any such required consent, approval, ruling, license, or order.

27.  Computation of Time.

     All periods of time shall be computed by including Saturdays, Sundays and holidays except that if such period terminates on a Saturday, Sunday or holiday it shall be deemed extended to the business day next succeeding. All references in this Agreement to days shall mean calendar days.

28.  Severability.

     This Agreement shall cease and terminate if for any reason any of the terms and conditions of Sections 11(9) and 14 of this Agreement (hereinafter collectively referred to as the "Limitation of Liability Clauses") are held by any court of competent jurisdiction to contravene or to be invalid under the laws of any political body having jurisdiction over the subject matter hereof or thereof; provided, however, that notwithstanding the termination of this Agreement, Seller shall retain all progress payments then made and Buyer shall be obligated to pay to Seller the price for that portion of the Platform then constructed for which progress payments have not yet been made and all work in process (including profit on all to Seller) on or before such termination. Buyer and Seller agree not to take any action either on their own behalf, or by way of providing assistance to or cooperating with any third party for the purpose of invalidating any of the Limitations of Liability Clauses. If any of the terms and conditions of this Agreement other than the terms and conditions referred to in this Section 28 are held by any court of competent jurisdiction to contravene or to be Invalid under the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement, but, instead, this Agreement shall be construed as if not containing the particular provision or provisions held to be invalid and the rights and obligations of the parties shall be construed and enforced accordingly and this Agreement shall thereupon and thereafter remain in full force and effect.

29.       Confidentiality and Ancillary Agreements.

     For and in consideration of the mutual covenants and provisions hereof, Buyer and Seller shall contemporaneously with the execution of this Agreement execute and deliver to the other a Confidentiality Agreement and Ancillary Agreement in the forms attached hereto as Exhibits "C" and "D".

30.  Construction.

     The parties to this Agreement having been represented by legal counsel of their own choosing in connection with the negotiation and drafting of this Agreement, this Agreement shall be construed and interpreted for all purposes without regard to the author of any specific language appearing herein. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

31.  Option Platform.

     (a)Seller hereby grants to Buyer an option (the "Option"), subject to and conditioned upon no prior commitment of the production resources of Seller to other customers before Buyer notifies Seller of its exercise of the Option, to have Seller construct and sell to Buyer a mobile, self contained and elevating platform with the same specifications as the Platform (the "Option Platform") for a fixed purchase price (without the LeTourneau Kit) of (i) USD $47,000,000.00 (the "Fixed Purchase Price") if the Option is exercised by December 1, 1997 and LeTourneau commits to deliver the Kit for the Option Platform not later than June 30, 1999 and with a scheduled delivery date no later than February 28, 2000 (the "Scheduled Delivery Date"). If either the Option is exercised after December 1, 1997 or LeTourneau commits to deliver the LeTourneau Kit for the Option Platform after June 30, 1999 or the components of the LeTourneau Kit are delivered by LeTourneau out of sequence with Seller's construction schedule, the Fixed Purchase Price shall escalate by one (1 ) percent per month or part thereof for the period of delay and the initial Scheduled Delivery Date should be extended by the same number of days. In consideration for the granting of this Option to Buyer, Buyer hereby agrees that it will not seek to purchase or have constructed another LeTourneau 116 platform from any other source (not including Seller's affiliated companies) during the period of the Option. Buyer may terminate this obligation not to construct or purchase another LeTourneau 1 16 platform at any time after December 1, 1997 by notice to Seller, but the Option shall thereupon lapse automatically.

     (b) The purchase price excluding the LeTourneau Kit for the Option Platform shall be paid on the following schedule:

     (i)       Contract Signing              15%
     (ii)      Start Fabrication/2000 tons of
               steel delivered               15%
     (iii)     Lay keel                      20%
     (iv)      Install 3rd spud can          20%
     (v)       Launch                        20%
     (vi)      Delivery                      20%

The above milestone payments mentioned above shall become due upon completion of each event. The price for the LeTourneau Kit for the Option Platform shall be paid by Buyer to Seller in immediately available funds as and when Seller is obligated to make payment therefor to LeTourneau.

     (c) The Option must be exercised by Buyer by written notice delivered to the Seller as provided in Section 19 hereinabove by July 31, 1998 or the same shall automatically terminate. The Option is further subject to and conditioned on LeTourneau's commitment to a delivery date for the LeTourneau Kit of not later than March 1, 2000 and ability of Seller due to lack of prior commitments to deliver the Option Platform before October 31, 2000 and if either or both condition is not fulfilled, the Option shall automatically terminate.

     (d) The Option Platform shall be constructed by Seller and purchased by Buyer pursuant to a Platform Construction Contract containing the terms of
Section 31 (a) above as to price and scheduled delivery date, the terms of
Section 31(b) above as to the payment schedule, and the terms and conditions of this Agreement as to other provisions.

     (e) Buyer's obligation to purchase the Option Platform after exercise of the Option and Seller's obligation to construct and sell the Option Platform to Buyer after exercise of the Option shall be subject and conditioned upon:

          (i) Presentation by Seller within fifteen (15) days of the exercise of the Option of written price and delivery schedule for a LeTourneau Kit for the Option Platform (provided LeTourneau will commit to a firm price and delivery).

          (ii) Commitment in writing by Seller within fifteen (15) days of the exercise of the Option of a revised purchase price for the Option Platform based on the LeTourneau Kit price and any other changes to the Option Platform requested by Buyer.

          (iii) Notice by Buyer that within the fifteen (15) day period referred to in (i) above that after review of the revised price and delivery schedule referred to in (i) above Buyer, wishes to proceed with the Option. If Buyer fails to give such notice within the required time or notifies Seller that it does not wish to proceed with the Option, the Option shall terminate and Buyer shall have no further rights in or to the Option Platform.

          (iv) The negotiation and execution of contracts between Seller and LeTourneau including an ancillary agreement and confidentiality agreement, in form and substance satisfactory to Seller, Buyer, and LeTourneau.

          (v)  Performance by LeTourneau under the LeTourneau Agreements.

     (f) As used herein, the LeTourneau Kit shall mean the elevating units, leg material, cranes, skidding systems, and raw water tower elevating system for a LeTourneau Super 116 platform.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their respective duly authorized representatives on the date first shown above.

                              AMFELS, INC.

                              By: /s/ G.S. Tan

                              Name: G.S. Tan

                              Title: Exec. Vice-President


                              CHILES OFFSHORE LLC

                              By: /s/ William E. Chiles

                              Name: William  E. Chiles

                              Title: President